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                                                                    EXHIBIT 10.1

                           FORM OF ADVISORY AGREEMENT

     THIS ADVISORY AGREEMENT (this "AGREEMENT"), dated as of ___________ ____, 2006 and effective as of the date the Registration Statement (as defined below) is declared effective by the Securities and Exchange Commission (the "EFFECTIVE DATE"), is by and among NNN HEALTHCARE/OFFICE REIT, INC., a Maryland corporation (the "COMPANY"), NNN HEALTHCARE/OFFICE REIT HOLDINGS, L.P., a Delaware limited partnership (the "PARTNERSHIP"), NNN HEALTHCARE/OFFICE REIT ADVISOR, LLC., a Delaware limited liability company (the "ADVISOR") and, solely for purposes of
Section 32 of this Agreement, TRIPLE NET PROPERTIES, LLC., a Virginia limited liability company (the "TRIPLE NET").

                                   WITNESSETH

     WHEREAS, the Company is filing with the Securities and Exchange Commission a Registration Statement on Form S-11 (the "REGISTRATION STATEMENT") covering the initial public offering of its common stock, par value $0.01 per share (the "SHARES");

     WHEREAS, the Company intends to qualify as a REIT (as defined below), and intends to invest its funds in investments permitted by the terms of the Company's Articles of Incorporation and Sections 856 through 860 of the Code (as defined below);

     WHEREAS, the Company is the general partner of the Partnership and intends to conduct all of its business and make all of its investments in Properties and Real Estate Related Securities through the Partnership;

     WHEREAS, the Company and the Partnership desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Directors of the Company all as provided herein; and

     WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     1. DEFINITIONS. As used in this Agreement, the following terms have the definitions hereinafter indicated:

     ACQUISITION EXPENSES. Any and all expenses incurred by the Company, the Partnership, the Advisor, or any Affiliate of either in connection with the selection, evaluation, acquisition and development of, and investment in Properties, whether or not acquired or made, including, but not limited to, legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, nonrefundable option payments on property not acquired, accounting fees and expenses, computer use related expenses, architectural, engineering and other property reports, environmental and asbestos audits, title insurance and escrow fees, loan fees or points or any fee of a similar nature paid to a third party, however designated, transfer taxes, and personnel and miscellaneous expenses related to the selection, evaluation and acquisition of properties.

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     ADVISOR. NNN Healthcare/Office REIT Advisor, LLC, a Delaware limited liability company, any successor advisor to the Company, the Partnership or any Person(s) to which NNN Healthcare/Office REIT Advisor, LLC or any successor advisor subcontracts substantially all of its functions.

     AFFILIATE OR AFFILIATED. An Affiliate of another Person includes only the following: (i) any Person directly or indirectly owning, controlling, or holding with the power to vote ten percent (10%) or more of the outstanding voting securities of such other Person; (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; (iv) any executive officer, director, trustee, or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee, or general partner. An entity shall not be deemed to control or be under common control with an Advisor-sponsored program unless (i) the entity owns ten percent (10%) or more of the voting equity interests of such program or (ii) a majority of the board of directors (or equivalent governing body) of such program is comprised of Affiliates of the entity.

     APPRAISED VALUE. Value according to an appraisal made by an Independent Appraiser.

     ARTICLES OF INCORPORATION. The Articles of Incorporation of the Company under Title 2 of the Corporations and Associations Article of the Annotated Code of Maryland dated as of April 20, 2006, as amended from time to time.

     ASSET MANAGEMENT FEE. The Asset Management Fee payable to the Advisor as defined in Section 8(b).

     AVERAGE INVESTED ASSETS. For a specified period, the average of the aggregate Book Value of the assets of the Company invested, directly or indirectly, in Real Estate Related Securities or Properties, before reserves for depreciation, bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

     BOARD OF DIRECTORS OR BOARD. The persons holding such office, as of any particular time, under the Articles of Incorporation of the Company, whether they be the Directors named therein or additional or successor Directors.

     BOOK VALUE. The value of an asset on the books of the Company, before allowance for depreciation or amortization.

     BYLAWS. The bylaws of the Company, as the same are in effect from time to time.

     CAPPED O&O EXPENSES. All Organizational and Offering Expenses other than selling commissions, the marketing support fee and the due diligence reimbursement as described under "Plan of Distribution" to the Registration Statement.

     CAUSE. With respect to the termination of this Agreement, fraud, criminal conduct, willful misconduct or willful or grossly negligent breach of fiduciary duty by the Advisor, or a material breach of this Agreement by the Advisor, provided that (i) the Advisor does not cure any such material breach within thirty (30) days of receiving notice of such material breach from the Company or the Partnership, or (ii) such material breach is not of a nature that can be remedied within such period.

     CODE. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time,


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as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

     COMPANY. NNN Healthcare/Office REIT, Inc., a corporation organized under the laws of the State of Maryland.

     COMPETITIVE REAL ESTATE COMMISSION. A real estate or brokerage commission for the purchase or sale of a property which is reasonable, customary, and competitive in light of the size, type, and location of the property.

     CONSTRUCTION MANAGEMENT FEE. The Construction Management Fee payable to the Advisor as defined in Section 8(e).

     CONTRACT PURCHASE PRICE. The amount actually paid or allocated in respect of the purchase, development, construction or improvement of a Property, in each case exclusive of Real Estate Commissions and Acquisition Expenses.

     CONTRACT SALES PRICE. The total consideration received by the Company for the sale of a Property exclusive of the applicable Disposition Fee.

     DIRECTOR. A member of the Board of Directors of the Company.

     DISPOSITION FEE. The fee payable to the Advisor under certain circumstances in connection with the Sale of one or more Properties pursuant to Section 8(c).

     DISTRIBUTIONS. Any distributions of money or other property by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

     FISCAL YEAR. Any period for which any income tax return is submitted by the Company to the Internal Revenue Service and which is treated by the Internal Revenue Service as a reporting period.

     GOOD REASON. With respect to the termination of this Agreement, (i) any failure to obtain a satisfactory agreement from any successor to the Company and the Partnership to assume and agree to perform the Company's and the Partnership's obligations under this Agreement; or (ii) any material breach of this Agreement by the Company, provided that (x) the Company does not cure such material breach within thirty (30) days of receiving notice of such material breach from the Advisor, or (y) such material breach is not of a nature that can be remedied within such period.

     GROSS INCOME. All cash receipts derived from the operation of any Property, excluding (i) tenant security deposits unless and until such deposits are forfeited upon a tenant default and (ii) proceeds from insurance claims, condemnation proceedings, sales or refinancings.

     GROSS OFFERING PROCEEDS. The aggregate purchase price of all Shares sold for the account of the Company through an Offering, without deduction for volume discounts or Organizational and Offering Expenses. For the purpose of computing Gross Offering Proceeds, the purchase price of any Share for which reduced selling commissions are paid to the dealer manager or a soliciting dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the prospectus for such Offering without reduction.

     INDEPENDENT APPRAISER. A person or entity with no material current or prior business or personal relationship with the Advisor or the Directors, who is engaged to a substantial extent in the business of


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rendering opinions regarding the value of assets of the type held by the
Company, and who is a qualified appraiser of real estate as determined by the Board. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of such qualification.

     INDEPENDENT DIRECTOR. A Director who is not and within the last two years has not been directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three REITs advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. A business or professional relationship is considered material if the gross income derived by the Director from the Advisor and Affiliates (excluding fees for serving as a director of the Company or other REIT or real estate programs organized or advised by the Advisor or its Affiliates) exceeds five percent (5%) of either the Director's annual gross income during either of the last two years or the Director's net worth on a fair market value basis. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers or fathers-in-law, sons or daughters-in-law, or brothers or sisters-in-law is or has been associated with the Advisor, any of its Affiliates, or the Company.

     JOINT VENTURE. Any joint venture, partnership, limited liability company or other Affiliate of the Company (other than the Partnership) that owns, in whole or in part on behalf of the Company, any Properties.

     LEASE-UP FEE. The Lease-Up Fee payable to the Advisor, an Affiliate of the Advisor or a non-affiliated third party as the Property Manager as defined in
Section 8(d).

     LISTING. The term "LISTING" shall mean that the Shares have been approved for trading on a national securities exchange. Upon such Listing, the Shares shall be deemed Listed.

     NASAA GUIDELINES. The NASAA Statement of Policy Regarding Real Estate Investment Trusts as in effect on the date hereof.

     NET INCOME. For any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses (as defined herein) shall exclude the gain from the sale of the Company's assets.

     OFFERING. Any offering of Shares that is registered with the SEC, excluding Shares offered under any employee benefit plan.

     OFFERING STAGE. The period from the commencement of the Company's initial public equity offering through the termination of the Company's last public equity offering prior to Listing. For purposes of this definition, "public equity offering" does not include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in the Partnership.

     OPERATING EXPENSES. All costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including fees paid to the Advisor, but excluding (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with


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the issuance, distribution, transfer, registration and Listing of the Shares,
(ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad loan reserves, (v) incentive fees paid in compliance with Section IV.F of the NASAA Guidelines and (vi) Real Estate Commissions and Acquisition Expenses, real estate commissions on resale of property, and other expenses connected with the acquisition, disposition, and ownership of real estate interests, mortgage loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

     ORGANIZATIONAL AND OFFERING EXPENSES. Any and all costs and expenses, including selling commissions, the marketing support fee and the due diligence expense reimbursement, incurred by the Advisor or any Affiliate in connection with the formation, qualification and registration of the Company and the marketing and distribution of the Shares, including, without limitation, the following: total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys); printing, engraving, mailing and distributing costs; salaries of employees while engaged in sales activity; telephone and other telecommunications costs; all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings); charges of transfer agents, registrars, trustees, escrow holders, depositories and experts; and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including accountants' and attorneys' fees.

     PARTNERSHIP. NNN Healthcare/Office REIT Holdings, L.P., a Delaware limited partnership formed to own and operate properties on behalf of the Company.

     PARTNERSHIP AGREEMENT. The Agreement of Limited Partnership of the Partnership, as amended from time to time, between the Company, as General Partner and the Advisor, as the initial Limited Partner.

     PERSON. An individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

     PROPERTY OR PROPERTIES. Any land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land, or any portion thereof, transferred or conveyed to the Company or the Partnership, either directly or indirectly, or such investments the Board of Directors and the Advisor mutually designate as Properties to the extent such investments could be classified as either Properties or Real Estate Related Securities.

     PROPERTY MANAGEMENT FEE. The Property Management Fee payable to the Advisor, an Affiliate of the Advisor or a no-affiliated third party as the Property Manager as defined in Section 8(d).

     PROPERTY MANAGER. Any entity that has been retained to perform and carry out property rental, leasing, operation and management services at one or more of the Properties, excluding persons, entities or independent contractors retained or hired to perform facility management or other services or tasks at a particular Property.

     REIT. A real estate investment trust under Sections 856 through 860 of the Code.


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     REAL ESTATE COMMISSION. The Real Estate Commission payable to the Advisor as defined in Section 8(a).

     REAL ESTATE RELATED SECURITIES. Any real estate related securities investments transferred or conveyed to the Company or the Partnership, either directly or indirectly, or such investments the Board of Directors and the Advisor mutually designate as Real Estate Related Securities to the extent such investments could be classified as either Real Estate Related Securities or Properties.

     SALE OR SALES. (i) Any transaction or series of transactions whereby: (A) the Company or the Partnership (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards;
(B) the Company or the Partnership (except as described in other subsections of this definition) sells, puts, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company or the Partnership in any joint venture in which it is a co-venturer or partner; (C) any joint venture (except as described in other subsections of this definition) in which the Company or the Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any loan or mortgage or any portion thereof (including with respect to any mortgage or loan, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) of amounts owed pursuant to such loan or mortgage and any event which gives rise to the payment of a significant amount of insurance proceeds or condemnation or similar award; or (E) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of any other Property not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i)(A),
(i)(B), (i)(C), (i)(D) or (i)(E) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties within one hundred eighty (180) days thereafter.

     STOCKHOLDERS. The registered holders of the Shares.

     TERMINATION DATE. The date of termination of this Agreement.

     TERMINATION EVENT. The termination or nonrenewal of this Agreement (i) in connection with a merger, sale of assets or other corporate transaction involving the Company, (ii) by the Advisor for Good Reason or (iii) by the Company and the Partnership other than for Cause.

     TOTAL DEVELOPMENT COST. With regard to any Property acquired by the Company prior to or during the development or acquisition stages, all costs and expenses paid or incurred by the Company that are in any way related to the development of such Property, including, but not limited to, land and construction costs.

     TRIPLE NET. Triple Net Properties, LLC, a Virginia limited liability company.

     2%/25% GUIDELINES. The requirement pursuant to the NASAA Guidelines that, in any twelve (12)-month period, total Operating Expenses not exceed the greater of two percent (2%) of the Company's Average Invested Assets during such twelve
(12)-month period or twenty-five percent (25%) of the Company's Net Income over the same twelve (12)-month period.


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     2. APPOINTMENT. The Company and the Partnership appoints the Advisor to serve as its advisor and asset manager as of the Effective Date, on the terms and conditions set forth in this Agreement, and the Advisor accepts such appointment as of the Effective Date.

     3. DUTIES AND AUTHORITY OF THE ADVISOR. The Advisor undertakes to use its reasonable efforts (1) to present to the Company and the Partnership potential investment opportunities in order to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board and (2) to manage, administer, promote, maintain, and improve the Properties on an overall portfolio basis in a diligent manner. The services of the Advisor are to be of scope and quality not less than those generally performed by professional asset managers of other similar property portfolios. The Advisor shall make available the full benefit of the judgment, experience and advice of the members of the Advisor's organization and staff with respect to the duties it will perform under this Agreement. The Advisor may also engage a Property Manager, which may include Affiliates of the Advisor, to manage, promote, and lease the Properties. To facilitate the Advisor's performance of these undertakings, but subject to the restrictions included in Sections 4 and 7 and to the continuing and exclusive authority of the Board and the general partner of the Partnership, the Company and the Partnership hereby delegate to the Advisor the authority to, and the Advisor hereby agrees to, either directly or by engaging an Affiliate:

     (A) serve as the Company's and the Partnership's investment and financial advisor and, as requested by the Board, provide research and economic and statistical data in connection with the Company's assets and investment policies;

     (B) provide the daily management of the Company and the Partnership and perform and supervise the various administrative functions reasonably necessary for the management of the Company and the Partnership;

     (C) maintain and preserve the books and records of the Company, including
(i) a stock ledger reflecting a record of the Stockholders and their ownership of the Company's Shares, (ii) acting as transfer agent for the Company's Shares or selecting, engaging and overseeing the performance by a third party transfer agent, and (iii) maintaining the accounting and other record-keeping functions at the Property and Company levels;

     (D) investigate, select, and, on behalf of the Company and the Partnership, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Company and the Partnership with any of the foregoing;

     (E) make investments in and dispositions of Real Estate Related Securities within the discretionary limits and authority as granted by the Board and in accordance with the Articles of Incorporation;

     (F) consult with the officers of the Company and the Board and assist the Board in the formulation and implementation of the Company's financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the


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investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company and the Partnership;

     (G) select joint venture partners, structure corresponding agreements and oversee and monitor these relationships;

     (H) recommend to the Board of Directors appropriate transactions which would provide liquidity to the Stockholders;

     (I) oversee the performance by a third party or affiliated Property Manager of its duties, including collection of payments due from third parties under contracts related to use of any Property and other assets of the Company and payment of Property expenses and maintenance;

     (J) conduct periodic on-site visits to some or all (as the Advisor deems reasonably necessary) of the Properties to inspect the physical condition of the Properties and to evaluate the performance of a third party or affiliated Property Manager of its duties;

     (K) review, analyze and comment upon the operating budgets, capital budgets and leasing plans prepared and submitted by a third party or affiliated Property Manager and aggregate these property budgets into the Company's overall budget;

     (L) review and analyze on-going financial information pertaining to each Property, each Real Estate Related Security and the overall portfolio of Properties and Real Estate Related Securities;

     (M) if a transaction requires approval by the Board of Directors, deliver to the Board of Directors all documents requested by them in their evaluation of the proposed investment in the Property or the Real Estate Related Security;

     (N) formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing, and disposition of Properties on an overall portfolio basis;

     (O) subject to the provisions of Sections 3(m) and 4 hereof, (i) locate, analyze and select potential investments in Properties, (ii) structure and negotiate the terms and conditions of transactions pursuant to which investment in Properties will be made; (iii) make investments in Properties on behalf of the Company or the Partnership in compliance with the investment objectives and policies of the Company; (iv) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with the investments in, Property;
(v) enter into leases, supply agreements and other income-producing contracts relating to third party use of any Property and other assets of the Company;
(vi) enter into service contracts for any Property, including oversight of Affiliated companies that perform property management services for the Company and the Partnership; (vii) if applicable, oversee a non-affiliated Property Manager and any other non-affiliated Persons who perform services for the Company; and (viii) to the extent necessary, perform all other operational functions for the maintenance and administration of such Property;

     (P) obtain the prior approval of the Board, any particular Directors specified by the Board or any committee of the Board, as the case may be, for any and all investments in Properties;

     (Q) negotiate on behalf of the Company and the Partnership with banks or lenders for loans to be made to the Company, and negotiate on behalf of the Company and the Partnership with investment banking firms and broker-dealers or negotiate private sales of Shares and other securities or obtain loans


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for the Company and the Partnership, but in no event in such a way so that the
Advisor shall be acting as broker-dealer or underwriter; provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company or the Partnership;

     (R) on behalf of the Company and the Partnership, maintain, with respect to any Property and to the extent available, title insurance or other assurance of title and customary fire, casualty and public liability insurance;

     (S) obtain reports (which may be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Company and the Partnership in Properties or Real Estate Related Securities;

     (T) from time to time, or at any time reasonably requested by the Board, provide information or make reports to the Board related to its performance of services to the Company and the Partnership under this Agreement;

     (U) from time to time, or at any time reasonably requested by the Board, make reports to the Board of the investment opportunities it has presented to other Advisor-sponsored programs or that it has pursued directly or through an Affiliate;

     (V) provide the Company and the Partnership with all necessary cash management services;

     (W) deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with the investments in Properties and all valuations of Real Estate Related Securities as may be required to be obtained by the Board;

     (X) notify the Board of all proposed material transactions before they are completed;

     (Y) at the direction of Company management, prepare the Company's periodic reports and other filings made under the Securities Exchange Act of 1934, as amended, and the Company's Post-Effective Amendments to the Registration Statement as well as all related prospectuses, prospectus supplements and supplemental sales literature and assist in connection with the filing of such documents with the appropriate regulatory authorities;

     (Z) supervise the preparation and filing and distribution of returns and reports to governmental agencies and to investors and act on behalf of the Company in connection with investor relations;

     (AA) effect any private placements of Shares or other interests in Properties as may be approved by the Board;

     (BB) establish and maintain bank accounts on behalf of the Company and the Partnership pursuant to Section 5 of this Agreement;

     (CC) provide office space, equipment and personnel as required for the performance of the foregoing services as the Advisor; and

     (DD) do all things it reasonably deems necessary to assure its ability to render the services described in this Agreement.


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     4. MODIFICATION OR REVOCATION OF AUTHORITY OF ADVISOR. The Board may, at
any time upon the giving of notice to the Advisor, modify or revoke the authority or approvals set forth in Section 3; provided, however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company and the Partnership prior to the date of receipt by the Advisor of such notification.

     5. BANK ACCOUNTS. At the direction of the Board of Directors, the Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company and the Partnership or in the name of the Company and the Partnership and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company and the Partnership, under such terms and conditions as the Board may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Board and to the auditors of the Company.

     6. RECORDS; ACCESS. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company and the Partnership.

     7. LIMITATIONS ON ACTIVITIES. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company or the Partnership, its Shares or its other securities, or otherwise not be permitted by the Articles of Incorporation or Bylaws of the Company, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor's judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given. Notwithstanding the foregoing, the Advisor, its directors, officers, employees and stockholders, and stockholders, directors and officers of the Advisor's Affiliates shall not be liable to the Company, the Partnership, the Board or to the Stockholders for any act or omission by the Advisor, its directors, officers, employees or stockholders, or stockholders, directors or officers of the Advisor's Affiliates taken or omitted to be taken in the performance of their duties under this Agreement except as provided in Sections 19 and 20 of this Agreement.

     8. FEES.

     (A) REAL ESTATE COMMISSION. The Advisor or its Affiliates shall receive as compensation for services rendered in connection with the investigation, selection and acquisition of Properties (by purchase, investment or exchange) a real estate commission payable by the Company (the "REAL ESTATE COMMISSION"). The total Real Estate Commission paid to the Advisor or its Affiliates for services provided by the Advisor, its Affiliates or sub-contractors thereof shall not exceed (i) three percent (3%) of the Contract Purchase Price of a Property acquired directly or indirectly by the Company, and (ii) four percent (4%) of the Total Development Cost of Properties developed by or on behalf of the Company. At the Advisor's discretion, a portion of the Real Estate Commission may be paid to third-party developers for services rendered. Real Estate Commissions shall be payable on the acquisition of a specific Property, on the acquisition of a portfolio of Properties through a purchase of assets, controlling securities or by joint venture, by a merger or similar business combination or other comparable transaction, or on the completion of development of a Property or Properties for the Company. However, the total of all Real Estate Commissions and Acquisition Expenses payable with respect to any Properties shall not exceed six percent (6%) of the Contract Purchase Price or the Total Development Cost (as applicable) of such Properties unless fees in excess of such amount are approved by a majority of the Board of Directors, including a majority of the Independent Directors.

     (B) ASSET MANAGEMENT FEE. Subject to the overall limitations contained below in this Section 8(b), commencing on the Effective Date, the Advisor shall be paid a monthly fee for the services rendered in connection with the management of the Company's assets (the "ASSET MANAGEMENT FEE") in an amount equal to (i) for Properties, one-twelfth of one percent (1%) of the Average Invested Assets calculated as of the close of business on the last day of each preceding month and (ii) for Real Estate Related Securities, one-twelfth of one percent (1%) of the value of the Real Estate Related Securities under the Advisor's management calculated as of the close of business on the last day of each preceding month. The Asset Management Fee shall be payable by the Company in cash or in Shares at the election of the Advisor in whole or in part, from time to time, by the Advisor (without interest); provided, however, that the Company may object to the Advisor's election and refuse to pay the Advisor in Shares if such payment would result in a conflict with any provision of the Articles of Incorporation. If the Advisor elects to receive the Asset Management Fee in the form of Shares and such election does not conflict with any provision of the Articles of Incorporation, then the Shares shall be valued at a price per share equal to the average closing price of the Shares over the ten trading days immediately preceding the date of such election if the Shares are Listed at such time. If the Shares are not Listed and the Company is still in its Offering Stage at such time, the Advisor will estimate the per share value of the Shares at a price per share equal the most recent price paid to acquire a Share (excluding any Shares sold at purchase price discounts for certain categories of purchasers). If the Shares are not Listed and the Offering Stage has been completed for twelve (12) months at such time, the Shares shall be valued at a price per share equal the published annual estimated value of the shares as determined by the Advisor based upon the Appraised Value of the Properties on the date of election.

     (C) DISPOSITION FEE. If the Advisor or an Affiliate of the Advisor provides a substantial amount of the services (as determined by a majority of the Independent Directors) in connection with the Sale of one or more Properties, the Advisor or such Affiliate shall receive at closing a disposition fee equal to the lessor of (i) three percent (3%) of the Contract Sales Price of such Property or Properties, or (ii) fifty percent (50%) of a Competitive Real Estate Commission given the circumstances surrounding the sale (the "DISPOSITION FEE"). In each case in which a Disposition Fee may be payable, the precise amount of the fee within the limits set forth in the preceding sentence shall be determined by the Board, including a majority of the Independent Directors, based upon the extent of the services provided by the Advisor or its Affiliate and market norms for the services provided. Notwithstanding anything to the contrary herein, no Disposition Fee shall be payable to the Advisor or its Affiliate for Property Sales if such Sales involve the Company selling all or substantially all of its Properties in one or more transactions designed to effectuate a business combination transaction (as opposed to a Company liquidation, in which case the Disposition Fee would be payable if the Advisor or an Affiliate provides a substantial amount of services as provided above). Any Disposition Fee payable under this section may be paid in addition to real estate commissions paid to non-Affiliates, provided that the total real estate commissions (including such Disposition Fee) paid to all Persons by the Company for each Property shall not exceed an amount equal to the lesser of (i) six percent (6%) of the Contract Sales Price of the Property or (ii) the Competitive Real Estate Commission for the Property.

     (D) PROPERTY MANAGEMENT FEE; LEASE-UP FEE. Either the Advisor, an Affiliate of the Advisor or a non-affiliated third party as the Property Manager shall receive a monthly property management fee equal to four percent (4%) of the monthly Gross Income from each Property managed by such Property Manager (the "PROPERTY MANAGEMENT FEE"). In addition, the Advisor, an Affiliate of the

Advisor or a non-affiliated third party as the Property Manager may receive a separate fee for the one-time initial lease-up of newly constructed real properties in an amount not to exceed the fee customarily charged in arm's length transactions by others rendering similar services in the same geographic area for similar properties, as determined by a survey of brokers and agents in such area (the "LEASE-UP FEE"). The Lease-Up Fee is generally expected to range from two percent (2%) to eight percent (8%) of the projected first years' annual gross revenues of a property. However, the actual percentage is variable and will depend on factors such as geographic location and real property type (i.e. commercial office or medical office). In addition to the above Property Management Fee and Lease-Up Fee, for each Property managed directly by a non-affiliated Property Manager but where an Affiliate of the Advisor has oversight responsibility over such non-affiliated Property Manager, the Company will pay such Affiliate of the Advisor a monthly oversight fee of up to one percent (1%) of the Gross Income from the Property.

     (E) CONSTRUCTION MANAGEMENT FEE. To the extent the Advisor or an Affiliate of the Advisor provides a substantial amount of services in connection with the construction management of a Property, the Advisor or such Affiliate will receive a construction management fee equal to five percent (5%) of any amount (including professional services) up to $25,000, four percent (4%) of any amount over $25,000 but less than $50,000 and three percent (3%) of any amount in excess of $50,000 which is expended in any calendar year for construction or repair at any Property (the "CONSTRUCTION MANAGEMENT FEE").

     (F) CHANGES TO FEE STRUCTURE. In the event of a Listing, the Company and the Advisor shall negotiate in good faith to establish a fee structure appropriate for a perpetual-life entity.

     9. EXPENSES.

     (A) REIMBURSABLE EXPENSES. In addition to the compensation paid to the Advisor pursuant to Section 8 hereof, the Company or the Partnership shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor (to the extent not reimbursable by another party, such as the dealer manager) in connection with the services it provides to the Company and the Partnership pursuant to this Agreement, including, but not limited to:

          (i) the Organizational and Offering Expenses; provided, however, that within sixty (60) days after the end of the month in which an Offering terminates, the Advisor shall reimburse the Company to the extent (i) Capped O&O Expenses borne by the Company exceed the maximum amount permitted pursuant to the prospectus for the Offering and (ii) Organizational and Offering Expenses borne by the Company exceed fifteen percent (15%) of the Gross Offering Proceeds raised in a completed Offering;

          (ii) Real Estate Commissions and Acquisition Expenses incurred in connection with the selection and acquisition of Properties, subject to the aggregate six percent (6%) cap on Real Estate Commissions and Acquisition Expenses set forth in Section 8(a) above;

          (iii) the actual cost of goods and services used by the Company and obtained from entities not affiliated with the Advisor, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of Real Estate Related Securities;

          (iv) interest and other costs for borrowed money, including discounts, points and other similar fees;

          (v) taxes and assessments on income of the Company or any of the Properties;

          (vi) costs associated with insurance required in connection with the business of the Company or by the Board;

          (vii) expenses of managing and operating Properties owned by the Company, whether payable to an Affiliate of the Company or a non-affiliated Person;

          (viii) all compensation and expenses payable to the Independent Directors and all expenses payable to the non-Independent Directors in connection with their services to the Company and the Stockholders and their attendance at meetings of the Directors and the Stockholders;

          (ix) expenses associated with Listing or with the issuance and distribution of securities other than the Shares, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees;

          (x) expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Company to the Stockholders;

          (xi) expenses of organizing, redomesticating, merging, liquidating or dissolving the Company or of amending the Articles of Incorporation or the Bylaws;

          (xii) expenses of maintaining communications with Stockholders or their financial advisors, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

          (xiii) administrative service expenses (including (a) personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee, and (b) the Company's allocable share of other overhead of the Advisor such as rent and utilities);

          (xiv) transfer agent and registrar's fees and charges paid to third parties;

          (xv) expenses associated with the disposition of Properties, including, subject to Section 8(c), real estate commissions;

          (xvi) audit, accounting, legal and other professional fees; and

          (xvii) all other costs and expenses in any way relating to the operations of the Company or the Partnership or the business of the Company or the Partnership (other than any fees payable to the Advisor or its Affiliates).

     (B) OTHER SERVICES. Should the Board request that the Advisor, any Affiliate of the Advisor or any director, officer or employee thereof render services for the Company and the Partnership other than set forth in Section 3, such additional services, if the Advisor elects to perform them, shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Board, including a majority of the Independent Directors, subject to the limitations contained in the Articles of Incorporation, shall not exceed an amount that would be paid to nonaffiliated third parties for similar services, and shall not be deemed to be services pursuant to the terms of this Agreement.

     (C) TIMING OF AND LIMITATIONS ON REIMBURSEMENTS.

          (i) Expenses incurred by the Advisor on behalf of the Company and the Partnership and payable pursuant to this Section 9 shall be reimbursed no less than monthly to the Advisor. The

Advisor shall prepare a statement documenting the expenses of the Company and the Partnership during each quarter, and shall deliver such statement to the Company and the Partnership within forty-five (45) days after the end of each quarter.

          (ii) Notwithstanding anything else in this Section 9 to the contrary, the expenses enumerated in this Section 9 shall not become reimbursable out of the proceeds of an Offering to the Advisor unless and until the Company has raised the minimum offering amount, if any, as provided in the prospectus for the Offering.

          (iii) The Company shall not reimburse the Advisor at the end of any fiscal quarter Operating Expenses that, in the four consecutive fiscal quarters then ended (the "EXPENSE YEAR") exceed (the "EXCESS AMOUNT") the 2%/25% Guidelines for such year unless a majority of the Independent Directors determines that such excess was justified, based on unusual and nonrecurring factors which a majority of the Independent Directors deems sufficient. If a majority of the Independent Directors does not approve such excess as being so justified, any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company. If a majority of the Independent Directors determines such excess was justified, then within sixty (60) days after the end of any fiscal quarter of the Company for which total reimbursed Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Advisor, at the direction of a majority of the Independent Directors, shall send to the Stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. The Company will ensure that such determination will be reflected in the minutes of the meetings of the Board of Directors. All figures used in the foregoing computation shall be determined in accordance with generally accepted accounting principles applied on a consistent basis.

          (iv) The foregoing reimbursements of expenses, as limited by this Agreement, will be made regardless of whether any cash distributions are made to the Stockholders.

     10. STATEMENTS. The Advisor shall furnish to the Company not later than the thirtieth (30th) day following the end of each Fiscal Year, a statement showing a computation of the fees or other compensation payable to the Advisor or an Affiliate of the Advisor with respect to such Fiscal Year under Sections 8 and 9 hereof. The final settlement of compensation payable under Sections 8 and 9 hereof for each Fiscal Year shall be subject to adjustments in accordance with, and upon completion of, the annual audit of the Company's financial statements.

     11. INTERNALIZATION OF THE ADVISOR. In the event that the Company's assets and income are, in the view of the Board of Directors, including a majority of the Independent Directors, of sufficient size such that internalizing the management functions by the Advisor and the Property Manager is in the best interests of the Stockholders, the compensation payable to the Advisor upon such internalization shall be agreed upon by the Independent Directors and the Advisor.

     12. OTHER ACTIVITIES OF THE ADVISOR. Nothing herein contained shall prevent the Advisor from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association. The Advisor may, with respect to any investment in which the Company or the Partnership is a participant, also render advice and service to each and every other participant therein. The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor's obligations to the Company and the Partnership and its obligations to or its interest in any other partnership, corporation, firm, individual, trust or association.

     13. INFORMATION FURNISHED TO THE ADVISOR. The Board of Directors will keep the Advisor informed concerning the investment and financing policies of the Company. The Board of Directors shall notify the Advisor promptly of its intention to make any investments or to sell or dispose of any existing investments. Upon request of the Advisor, the Company shall furnish the Advisor with a certified copy of any Company financial statements, a signed copy of each report prepared by independent certified public accountants, and such other information with regard to its affairs as the Advisor may reasonably request.

     14. RELATIONSHIP OF ADVISOR AND COMPANY. The Company, the Partnership and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

     15. TERM; RENEWAL OF AGREEMENT. This Agreement shall continue in force until the first anniversary of the Effective Date, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. The Company, acting through the Board, will evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

     16. TERMINATION.

     (A) BY EITHER PARTY. This Agreement may be terminated upon sixty (60) days written notice without cause or penalty, by either party (if by the Company, only upon approval of a majority of the Independent Directors).

     (B) BY THE COMPANY. At the sole option of the Company, this Agreement shall be terminated immediately, subject to the thirty (30)-day cure period for a "for Cause" termination due to a material breach of this Agreement, upon written notice of termination from the Board of Directors to the Advisor if any of the following events occur:

          (i) For Cause;

          (ii) A court of competent jurisdiction enters a decree or order for relief in respect of the Advisor in any involuntary case under the applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Advisor or for any substantial part of its property or orders the winding up or liquidation of the Advisor's affairs; or

          (iii) The Advisor commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Advisor or for any substantial part of its property, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as they become due.

     The Advisor agrees that if any of the events specified in subsections (ii) or (iii) of this Section 16(b) occur, it will give written notice thereof to the Company within seven (7) days after the occurrence of such event.

     (C) BY THE ADVISOR. At the sole option of the Advisor, this Agreement shall be terminated immediately, subject to the thirty (30)-day cure period for a "Good Reason" termination due to a material breach of this Agreement, upon written notice of termination from the Advisor to the Company that the Advisor has Good Reason to terminate this Agreement.

     (D) SURVIVAL. The provisions of Sections 18 through 31 shall survive termination of this Agreement.

     17. ASSIGNMENT. This Agreement shall not be assigned by the Advisor to a non-Affiliate. This Agreement may be assigned by the Advisor to an Affiliate with the approval of the Board, including a majority of the Independent Directors. Notwithstanding the foregoing, the Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Board. This Agreement shall not be assigned by the Company or the Partnership without the consent of the Advisor, except in the case of an assignment by the Company or the Partnership to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company or the Partnership, as the case may be, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company and the Partnership is bound by this Agreement.

     18. PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION. Payments to the Advisor pursuant to this Section 18 shall be subject to the 2%/25% Guidelines to the extent applicable.

     (A) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company within thirty (30) days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement; and

     (B) The Advisor shall promptly upon termination:

          (i) pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

          (ii) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

          (iii) deliver to the Board all assets, including Properties and Real Estate Related Securities, and documents of the Company then in the custody of the Advisor; and

          (iv) cooperate with the Company to provide an orderly management transition.

     19. INDEMNIFICATION BY THE COMPANY.

     (A) The Company shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys' fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland or the Articles of Incorporation.

     (B) The Company may advance amounts to persons entitled to indemnification hereunder for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of the Company; (ii) the legal action is initiated by a third party and a court of competent jurisdiction specifically approves such advancement; and (iii) the indemnified party receiving such advances undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in which such party would not be entitled to indemnification.

     (C) Notwithstanding the foregoing, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this Section 19 for any activity which the Advisor shall be required to indemnify or hold harmless the Company pursuant to Section 20. Any indemnification of the Advisor may be made only out of the net assets of the Company and not from the Stockholders.

     20. INDEMNIFICATION BY ADVISOR. The Advisor shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses, including attorneys' fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor's bad faith, fraud, willful misfeasance, misconduct, or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of the Board in following or declining to follow advice or recommendation given by the Advisor.

     21. FIDELITY BOND. The Advisor shall not be required to obtain or maintain a fidelity bond in connection with the performance of its services hereunder.

     22. NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Board and to the Company:   NNN Healthcare/Office REIT, Inc.
                                   Suite 200
                                   1551 N. Tustin Avenue
                                   Santa Ana, CA 92705
                                   Attention: Chief Executive Officer

To the Partnership:                NNN Healthcare/Office REIT Holdings, L.P.
                                   Suite 200
                                   1551 N. Tustin Avenue
                                   Santa Ana, CA 92705
                                   Attention: Chief Executive Officer of
                                              NNN Healthcare/Office REIT, Inc.,
                                              its General Partner

To the Advisor:                    NNN Healthcare/Office REIT Advisor, LLC
                                   Suite 200
                                   1551 N. Tustin Avenue
                                   Santa Ana, CA 92705
                                   Attention: Chief Executive Officer

     Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section 22.

     23. AMENDMENTS. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by each of the parties hereto, or their respective successors or assignees.

     24. SEVERABILITY. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

     25. CONSTRUCTION. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Maryland.

     26. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

     27. INDULGENCES, NOT WAIVER. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     28. GENDER. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

     29. TITLES NOT TO AFFECT INTERPRETATION. The titles of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

     30. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when the counterparts hereof, taken together, bear the signatures of all of the parties reflected hereon as the signatories.

     31. NAME. NNN Healthcare/Office REIT Advisor, LLC has a proprietary interest in the name "NNN." Accordingly, and in recognition of this right, if at any time the Company or the Partnership ceases to retain NNN Healthcare/Office REIT Advisor, LLC or an Affiliate thereof to perform the services of the Advisor under this Agreement, the Company or the Partnership, as the case may be, will, promptly after receipt of written request from NNN Healthcare/Office REIT Advisor, LLC, cease to conduct business under or use the name "NNN" or any variation or derivative thereof and the Company and the Partnership shall each use its best efforts to change their respective names (and the names of any of their Affiliates) to a name that does not contain the name "NNN" or any other word or words that might, in the sole discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any Affiliate thereof. Consistent with the foregoing, the parties acknowledge and agree that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having "NNN" as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company or its Board.

     32. RIGHT OF FIRST REFUSAL. In the event that Triple Net identifies an opportunity to make an investment in one or more office buildings or other facilities for which greater than fifty percent (50%) of the gross rentable space at such office buildings or other facilities is leased to, or is reasonably expected to be leased to, one or more medical or healthcare-related tenants, either directly or indirectly through an Affiliate or in a joint venture or other co-ownership arrangement, for itself or for any other Triple Net-sponsored or managed program, then Triple Net agrees that it shall provide the Company with the first opportunity to purchase such investment and that it shall provide all necessary information to the Advisor in order to enable the Board of Directors to determine whether to proceed with such investment. The Advisor shall present such information to the Board of Directors within three
(3) business days of receipt from Triple Net. In the event that the Board of Directors does not affirmatively authorize the Advisor to proceed with the investment on behalf of the Company within seven (7) days of receipt of such information from the Advisor, then Triple Net may proceed with the investment opportunity for its own account or offer the investment opportunity to any other person or entity.

                        [SIGNATURES APPEAR ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed this Advisory Agreement as of the day and year first above written.

                                       NNN HEALTHCARE/OFFICE REIT, INC.


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------


                                       NNN HEALTHCARE/OFFICE REIT HOLDINGS, L.P.

                                       By: NNN Healthcare/Office REIT, Inc.,
                                           its General Partner


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------


                                       NNN HEALTHCARE/OFFICE REIT ADVISOR, LLC


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------


                                       TRIPLE NET PROPERTIES, LLC
                                       (solely for purposes of Section 32 of
                                       this Agreement)


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                     [SIGNATURE PAGE TO ADVISORY AGREEMENT]